INDEX TO EXHIBITS
Exhibit Name                                    Exhibit Number
-------------                                   ---------------
Index to Exhibits (Electronic)                        99.1
Computation of Per Share Earnings                     11
Annual Report to Shareholders                         13
Subsidiaries of Registrant                            21
Consent of Independent Auditors                       23
Financial Data Schedule                               27